UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 16, 2007
CDW Corporation

(Exact Name of Registrant as Specified in Its Charter)

Illinois	0-21796	36-3310735

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 N. Milwaukee Ave. Vernon Hills, Illinois	60061

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
The following information is furnished pursuant to Item 8.01.
CDW Corporation’s 2006 Annual Report and 2007 Proxy Statement are being mailed to shareholders as of this date and both documents are posted on the company’s Web site at www.cdw.com/investor. The Annual Report contains a letter from our Chairman and Chief Executive Officer, John A. Edwardson (“CEO’s Letter”). A copy of the CEO’s letter is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.
CDW Corporation’s Annual Meeting of Shareholders will be held on Tuesday, June 5, 2007, at 5:00 p.m. Central Time, at the Company’s office located at 26125 North Riverwoods Boulevard, Mettawa, Illinois 60045.
Forward Looking Statements
Any forward-looking statements contained in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to certain risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Should any risk or uncertainty materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in forward-looking statements. Risks and uncertainties that may affect the Company’s business and prospects are discussed in the Company’s filings with the Securities and Exchange Commission, and include the risks and uncertainties identified in Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 10-K”). The text of Item 1A from the 2006 10-K is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99	CEO’s letter from CDW Corporation’s 2006 Annual Report

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Date: April 16, 2007	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	CEO’s letter from CDW Corporation’s 2006 Annual Report